United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



                                    FORM 8-K
                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 29, 2001



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579






  State of Incorporation                         IRS Employer Identification No.
       Delaware                                          06-0495050






                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated June 29, 2001 regarding its completion of the acquisition of Danka Services International.


Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit                Description
-------    ---------------------------------------------------------

   (1)         Pitney Bowes Inc. press release dated June 29, 2001.





                                   Signatures
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                PITNEY BOWES INC.

July 2, 2001

                                /s/ B.P. Nolop
                                -----------------------------------
                                B. P. Nolop
                                Executive Vice President and
                                Chief Financial Officer
                                (Principal Financial Officer)


                                /s/ A.F. Henock
                                -----------------------------------
                                A. F. Henock
                                Vice President - Finance
                                (Principal Accounting Officer)

                                                                       Exhibit 1
                                                                       ---------
For Immediate Release

================================================================================

                      Pitney Bowes Completes Acquisition of
                          Danka Services International
   Pitney Bowes Becomes Leading Document Services Provider to the Fortune 100

================================================================================

STAMFORD, Conn., U.S.A. June 29, 2001 -- Pitney Bowes Inc. (NYSE: PBI) has completed its acquisition of Danka Services International ("DSI") from Danka Business Systems PLC (Nasdaq: DANKY) for $290 million in cash. With the acquisition, Pitney Bowes' Management Services division gains critical mass, additional expertise and enhances its international market share to become a worldwide leader in the $30 billion Integrated Mail and Document Management Industry.

The acquisition adds new capabilities to Pitney Bowes Management Services' strong arsenal of product and service offerings including its on- and off- site document management services, management of central reprographics departments, the management of photocopier and facsimile network placements, print-on-demand operations and document archiving and retrieval services. Together, the combined companies now have a presence at over 1,300 customer sites and employ over 16,000 people in Europe and North America including the U.S., Canada, the U.K., Ireland, France, Italy, Denmark, Sweden, Germany, Norway, the Netherlands and Belgium.

"Historically, the two companies have shared similar market approaches in the way we deliver value for customers. Through our Integrated Mail and Document Management (IMDM) solutions, we leverage the savings and efficiency produced throughout the entire document lifecycle including incoming mail, document creation and production, distribution, archiving and retrieval," stated Karen M. Garrison, president, Pitney Bowes Management Services. "This shared market view and customer commitment will allow for a seamless transition for the current clients of both organizations."

With a customer portfolio that includes, Cisco, General Motors, ExxonMobil and Merrill Lynch, Pitney Bowes Management Services becomes the market leader among the Fortune 100 in providing integrated mail and document management solutions. Combined, Pitney Bowes Management Services and DSI will produce nearly $1 billion in annualized revenue, and account for nearly 22 percent of Pitney Bowes' annual revenue.

Following the acquisition, DSI operations will become part of Pitney Bowes Management Services and operate under the Pitney Bowes Management Services name. In addition, Pitney Bowes Management Services is realigning its internal operations reporting structure to better meet the needs of the expanded organization both domestically and internationally. Ray Parker becomes president, International Operations (based in the U.K.); Randy Miller becomes president, Enterprise Operations Group; and Kevin Connolly, becomes president, North American Operations, all reporting to Garrison.

For Pitney Bowes, the acquisition is focused on providing growth and increased value and services to customers and shareholders.

About Pitney Bowes Management Services:

         In business since 1988, Pitney Bowes Management Services began by providing on site mail room management services to large corporate (Fortune 1000/FTSE) customers and top law firms and quickly expanded its scope to match customer demand. Off-site services now include:

o   Accountable mail and package management
o   Online print and copy services
o   Commercial and legal imaging
o   Secure desktop messaging and document creation
o   Document factory solutions and business recovery
o   Records and information management
o   Copy center and network fax management
o   Equipment acquisition and fleet management
o   Mail center facilities management
o   20 national off-site business centers
o   Off-site, near-site and on-site service

Connecticut-based Pitney Bowes Inc. is a $4 billion global provider of integrated mail and document management solutions. More information on Pitney Bowes or Pitney Bowes Management Services is available at www.pitneybowes.com.

Danka Business Systems PLC, headquartered in London, England and St. Petersburg, Florida, is one of the world's largest independent suppliers of office imaging equipment and related services, parts and supplies. Danka provides office products and services in approximately 30 countries around the world.
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